Registration No. _____________

As Filed with the Securities and Exchange Commission on December 1, 1994.
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___________________________________________________________________________
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                          _______________________


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                          _______________________


                         CIRCUIT CITY STORES, INC.
          (Exact name of registrant as specified in its charter)

             VIRGINIA                       54-0493875
   (State or other jurisdiction of       (I.R.S. Employer
    incorporation or organization)      Identification No.)

         9950 MAYLAND DRIVE
         RICHMOND, VIRGINIA                    23233
(Address of Principal Executive Offices)     (Zip Code)

            CIRCUIT CITY STORES, INC. 1994 STOCK INCENTIVE PLAN
                         (Full title of the plan)

           RICHARD L. SHARP, PRESIDENT, CHIEF EXECUTIVE OFFICER
                         AND CHAIRMAN OF THE BOARD
                         CIRCUIT CITY STORES, INC.
               9950 MAYLAND DRIVE, RICHMOND, VIRGINIA, 23233
                  (Name and address of agent for service)

                              (804) 527-4000
    (Telephone number, including area code, of agent for service)

                          _______________________




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                      CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________

                                       Proposed      Proposed
    Title of                            Maximum       Maximum
   Securities             Amount       Offering      Aggregate       Amount of
     to be                to be        Price Per     Offering      Registration
   Registered           Registered       Share         Price            Fee
_______________________________________________________________________________


Common Stock, par     2,500,000 shares  $25.00(1)  $62,500,000(1)   $21,551.88
value $.50

Rights to Purchase    2,500,000 rights      (2)        (2)          $   100(2)
Preferred Stock,
Series E, par value
$20.00
_______________________________________________________________________________


    (1) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 30, 1994.

    (2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock. The fee paid represents the minimum statutory fee pursuant to
Section 6(b) of the Securities Act of 1933.


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PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Circuit City Stores, Inc. (the "Company") hereby incorporates by reference into this registration statement the documents listed below which have been filed with the Securities and Exchange Commission.

     (a) The Company's Annual Report on Form 10-K (File No. 1-5767) for the year ended February 28, 1994.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Company's Common Stock appearing in Amendment No. 4, dated June 12, 1990, to the Company's Form 8-A and filed with the Commission (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description.

     (d) The description of the Company's Rights appearing in a registration statement on Form 8-A dated May 16, 1988 and filed with the Commission (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and shall be deemed to be part of this registration statement from the date of filing of such documents.


Item 6.   Indemnification of Directors and Officers

     The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of


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the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

     The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 8.   Exhibits

     See Exhibit Index.

Item 9.   Undertakings

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


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          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on November 30, 1994.

                                        CIRCUIT CITY STORES, INC.


                                        By: /s/ RICHARD L. SHARP
                                        ------------------------
                                        Richard L. Sharp
                                        President, Chief Executive Officer
                                        and Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                      Date
- ---------                   -----                      ----

Alan L. Wurtzel*            Vice Chairman of the       November 30, 1994
- ------------------------    Board
Alan L. Wurtzel

/s/ MICHAEL T. CHALIFOUX    Senior Vice President,     November 30, 1994
- ------------------------    Chief Financial Officer,
Michael T. Chalifoux        Secretary and Director

Richard N. Cooper*          Director                   November 30, 1994
- ------------------------
Richard N. Cooper

Douglas D. Drysdale*        Director                   November 30, 1994
- ------------------------
Douglas D. Drysdale

Barbara S. Feigin*          Director                   November 30, 1994
- ------------------------
Barbara S. Feigin

Theodore D. Nierenberg*     Director                   November 30, 1994
- ------------------------
Theodore D. Nierenberg

Walter J. Salmon*           Director                   November 30, 1994
- ------------------------
Walter J. Salmon


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/s/ RICHARD L. SHARP        President, Chief           November 30, 1994
- ------------------------    Executive Officer
Richard L. Sharp            and Chairman of the
                            Board

Edward Villanueva*          Director                   November 30, 1994
- ---------------------
Edward Villanueva

/s/KEITH D. BROWNING        Corporate Controller,      November 30, 1994
- ---------------------       Principal Accounting
Keith D. Browning           Officer



*By: /s/ RICHARD L. SHARP
     ---------------------
     Attorney-In-Fact


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                               EXHIBIT INDEX


Exhibit
   No.                       Document
- --------                     --------
3.1           The Company's Amended and Restated
              Articles of Incorporation filed as Exhibit
              3(a) to the Company's Annual Report on Form
              10-K for the fiscal year ended February 28, 1993, (File No. 1-5767) are expressly incorporated herein by this reference.

3.2 The Company's Articles of Amendment to the Amended and Restated Articles of Incorporation filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1993, (File No. 1-5767) are expressly incorporated herein by this reference.

3.3 The Company's Bylaws filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1994, (File No. 1- 5767) are expressly incorporated herein by this reference.

4 Rights Agreement dated April 29, 1988, between the Company and Crestar Bank, as Rights Agent, filed as Exhibit (2) to the Company's registration statement on Form S-8 (File No. 1-5767) filed on May 23, 1988, is expressly incorporated herein by this reference.

5             Opinion and Consent of McGuire, Woods, Battle
              & Boothe as to the legality of the shares offered hereunder.

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of McGuire, Woods, Battle & Boothe
              (included in Exhibit 5)

24            Powers of attorney

99            Circuit City Stores, Inc. 1994 Stock Incentive Plan


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